UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2013

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 15, 2013, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that it had reached a $4.5 billion agreement with 21 major institutional investors, represented by Gibbs & Bruns LLP, to make a binding offer to the trustees of 330 residential mortgage-backed securities (“RMBS”) trusts issued by J.P. Morgan, Chase and Bear Stearns. The offer, which the trustees may seek court approval for, would resolve all representation and warranty claims as well as servicing claims on all trusts issued by J.P. Morgan, Chase and Bear Stearns between 2005 and 2008. This agreement does not resolve claims on trusts issued by Washington Mutual.

This settlement is another important step in J.P. Morgan’s efforts to resolve legacy related RMBS matters. The Firm believes it is appropriately reserved for this and any remaining RMBS litigation matters.

A copy of the Firm’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated November 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Senior Vice President

Dated: November 15, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated November 15, 2013

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